                                                                      EXHIBIT 11



                          COLLINS & AIKMAN CORPORATION

      COMPUTATION OF EARNINGS PER SHARE IN MILLIONS, EXCEPT PER SHARE DATE


                                   (UNAUDITED)

                                                                                    Quarter Ended
                                                                                    -------------
                                                                             September 30,    September 30,
                                                                                 2003              2002
                                                                             -------------    -------------
Average common shares outstanding during the period:
     Basic and diluted                                                           83.6                83.6
Incremental shares under stock options computed under the
price of issuer's stock during the period                                          --                  --
     Total shares for basic EPS                                                  83.6                83.6

Income (loss) from continuing operations                                     $  (32.1)           $  (45.2)
Income from discontinued operations, net of income taxes                           --                  --
Cumulative effect of change in accounting principle, net of tax                    --                  --
     Net Income (loss)                                                       $  (32.1)           $  (45.2)

Net Income (loss)                                                            $  (32.1)           $  (45.2)
Loss on redemption of subsidiary preferred stock                                   --                  --
     Net income (loss) available to common stockholders                      $  (32.1)           $  (45.2)


Net income (loss) per basic and diluted common share:
     Continuing operations                                                   $  (0.38)           $  (0.54)
     Discontinued operations                                                       --                  --
     Cumulative effect of change in accounting principle                           --                  --
Net income (loss)                                                            $  (0.38)           $  (0.54)

Adjusted to reflect the one for 2.5 reverse stock split effective on May 28, 2002

                                                                      EXHIBIT 11



                          COLLINS & AIKMAN CORPORATION

      COMPUTATION OF EARNINGS PER SHARE IN MILLIONS, EXCEPT PER SHARE DATE


                                   (UNAUDITED)

                                                                                                QUARTER ENDED
                                                                                                -------------

                                                                                       SEPTEMBER 30,      SEPTEMBER 30,
                                                                                           2003               2002
                                                                                           ----               ----
Average common shares outstanding during the period:
            Basic and diluted...................................................           83.6                 83.6

Incremental shares under stock options computed under
            the price of issuer's stock during the period.......................             --                   --
                                                                                         ------               ------

            Total shares for basic EPS..........................................           83.6                 83.6
                                                                                         ======               ======

Loss from continuing operations                                                          $(32.1)              $(45.2)

Income from discontinued operations,
            net of income taxes.................................................             --                   --
                                                                                         ------               ------


            Net loss............................................................         $(32.1)              $(45.2)
                                                                                         ======               ======

Net loss                                                                                 $(32.1)              $(45.2)
Loss on redemption of subsidiary preferred stock                                             --                   --
                                                                                         ------               ------
         Net income (loss) available to common stockholders                              $(32.1)              $(45.2)


Net income (loss) per basic and diluted common share:
            Continuing operations...............................................         $(0.38)              $(0.54)

            Income from discontinued operations.................................             --                   --
                                                                                         ------               ------
            Net loss............................................................         $(0.38)              $(0.54)
                                                                                         ======               ======


Adjusted to reflect the one-for-2.5 reverse stock split effected on May 28, 2002.